Exhibit 99.1

Eastern Virginia Bankshares, Inc. Releases Second Quarter 2015 Results

TAPPAHANNOCK, Va., July 24, 2015 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB (the "Bank"), reported today its results of operations for the three and six months ended June 30, 2015.

Performance Summary

	Three Months Ended June 30,
(dollars in thousands, except per share data)	2015	2014
Net income (1)	$ 1,507	$ 1,655
Net income available to common shareholders (1)	$ 1,341	$ 1,114
Basic net income per common share	$ 0.10	$ 0.10
Diluted net income per common share	$ 0.07	$ 0.06
Return on average assets (annualized)	0.45%	0.43%
Return on average common shareholders' equity (annualized)	5.29%	4.76%
Net interest margin (tax equivalent basis)(2)	3.93%	3.82%

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2015	2014
Net income (1)	$ 3,116	$ 3,651
Net income available to common shareholders (1)	$ 2,730	$ 2,592
Basic net income per common share	$ 0.21	$ 0.22
Diluted net income per common share	$ 0.15	$ 0.15
Return on average assets (annualized)	0.46%	0.50%
Return on average common shareholders' equity (annualized)	5.46%	5.68%
Net interest margin (tax equivalent basis)(2)	3.97%	3.88%

(1) The difference between net income and net income available to common shareholders is the effective dividend to holders of the Company's Series A Preferred Stock.

(2) For more information on the calculation of net interest margin on a tax equivalent basis, see the average balance sheet and net interest margin analysis for the three and six month periods ended June 30, 2015 and 2014 contained in this release.

The Company's results for the three and six months ended June 30, 2015 were directly impacted by the acquisition and integration of Virginia Company Bank ("VCB"), which was effective November 14, 2014, including additional legal fees and integration costs of $224 thousand, and increased average loan and deposit balances during the first six months of 2015 as compared to the same period in 2014. Additionally, during the second quarter of 2015, the Company completed a private placement of $20.0 million in senior subordinated debt. A portion of these proceeds were used to redeem both its outstanding warrants with the U.S. Department of Treasury ("Treasury") and the remaining $9 million of its Series A Preferred Stock related to the Troubled Asset Relief Program ("TARP") that were originally issued during January 2009.

In announcing these results, Joe A. Shearin, President and Chief Executive Officer commented, "I am pleased with our Company's continued progress and results for the second quarter of 2015. Although net income decreased when compared to the same periods last year, which in part was due to current period expenses related to the execution of our strategic initiatives, we have increased net income available to common shareholders for the comparable periods. In June 2015 we repaid our remaining TARP Series A Preferred Stock, and the elimination of this high-cost source of financing drove our improved financial results for our common shareholders in 2015. This repayment, along with our repurchase of the TARP warrants from Treasury in May 2015, eliminates the Company's TARP financing. Although loan growth has been slower than we anticipated, I am very encouraged with the positive trends we saw during the second quarter related to loan growth and loan yields, particularly in the Richmond and Tidewater markets. While our net interest margin declined during the second quarter of 2015 as compared to the first quarter of 2015, due primarily to the issuance of our senior subordinated debt in April 2015, I am pleased with the overall margin performance during the current periods given the competitive pressures in the historically low rate environment."

Shearin continued, "Over the last few years our primary focus has been on improving asset quality and strengthening our balance sheet. As a Company, we have successfully executed on this plan through our previously disclosed strategic initiatives. With healthy asset quality and our balance sheet restructuring complete, we will use our strategic and financial flexibility to focus our efforts on growth and profitability. During the first half of 2015, the Company engaged an independent consultant to conduct a comprehensive assessment of its operations. This assessment identified operating efficiencies and revenue enhancement opportunities. Throughout the balance of 2015 and forward, we plan to evaluate and implement strategies that we believe will improve our performance and profitability and will increase the value of our company. I am also pleased to announce that the Board of Directors not only declared another cash dividend but has also increased the cash dividend to $0.02 per share of common stock and Series B Preferred Stock payable on August 21, 2015 to shareholders of record as of August 7, 2015."

For the three months ended June 30, 2015, the following were significant factors in the Company's reported results:

  Increase in net interest income of $1.5 million from the same period in 2014, principally due to a $1.8 million increase in interest and fees on loans driven primarily by loans acquired through the acquisition of VCB, partially offset by a decrease in interest income on investment securities and an increase in interest expense associated with the issuance of $20.0 million in senior subordinated debt during the second quarter of 2015;
  Net interest margin (tax equivalent basis) increased 11 basis points to 3.93% during the second quarter of 2015 as compared to 3.82% for the same period in 2014;
  Increase in salaries and employee benefits of $775 thousand from the same period in 2014, primarily due to increased staff levels and support positions associated with the addition of three branches through the acquisition of VCB;
  Operating results were impacted by accounting adjustments which were recorded in relation to the VCB acquisition. As a result, yields on acquired loans increased and were partially offset by amortization of the core deposit intangible and the fair value adjustment for time deposits. The net accretion attributable to these adjustments was $223 thousand;
  No provision for loan losses was recorded during the second quarter of 2015 or 2014. Net charge-offs increased to $371 thousand for the second quarter of 2015 from $288 thousand in the same period of 2014;
  Other operating expenses increased $834 thousand during the second quarter of 2015 as compared to the same period in 2014 and were driven primarily by increased costs associated with outsourcing of the Bank's core information technology processing and consultant fees. Consultant fees increased due to the Company's engagement of an independent consultant to conduct a comprehensive assessment of its operations, as discussed above; and
  Decrease in the effective dividend on preferred stock of $375 thousand from the same period in 2014. This was due to the redemption of the Company's Series A Preferred Stock (10,000, 5,000 and 9,000 shares on October 15, 2014, January 15, 2015 and June 15, 2015, respectively).

For the six months ended June 30, 2015, the following were significant factors in the Company's reported results:

  Increase in net interest income of $2.8 million from the same period in 2014, principally due to a $3.5 million increase in interest and fees on loans driven primarily by loans acquired through the acquisition of VCB, partially offset by a decrease in interest income on investment securities and an increase in interest expense associated with the issuance of $20.0 million in senior subordinated debt;
  Increase in net interest margin (tax equivalent basis) of 9 basis points to 3.97% for the six months ended June 30, 2015 as compared to 3.88% for the six months ended June 30, 2014;
  The net accretion attributable to accounting adjustments related to the VCB acquisition was $402 thousand;
  No provision for loan losses was recorded during the six months ended June 30, 2015 compared to $250 thousand for the same period in 2014. Net charge-offs increased to $734 thousand for the six months ended June 30, 2015 from $399 thousand in the same period of 2014;
  Nonperforming assets at June 30, 2015 decreased $1.5 million from June 30, 2014, primarily due to a $2.5 million decline in nonaccrual loans which was partially offset by a $743 thousand increase in other real estate owned;
  Expenses related to FDIC insurance premiums declined to $426 thousand as compared to $637 thousand for the same period in 2014. The Company faced lower FDIC insurance assessment rates following termination of its memorandum of understanding with its federal and state banking regulators (the "MOU"), which was partially offset by higher average asset balances due to the VCB acquisition;
  Other operating expenses increased $1.5 million for the six months ended June 30, 2015 as compared to the same period in 2014 and were driven primarily by increased costs associated with outsourcing of the Bank's core information technology processing and consultant fees. Consultant fees increased due to the Company's engagement of an independent consultant to conduct a comprehensive assessment of its operations; and
  Decrease in the effective dividend on preferred stock of $673 thousand from the same period in 2014. This was due to the redemption of the Company's Series A Preferred Stock (10,000, 5,000 and 9,000 shares on October 15, 2014, January 15, 2015 and June 15, 2015, respectively).

Operations Analysis

The following tables present average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three and six months ended June 30, 2015 and 2014.

Average Balance Sheet and Net Interest Margin Analysis
(dollars in thousands)

	Three Months Ended June 30,
		2015			2014
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 221,747	$ 1,185	2.14%	$ 236,634	$ 1,338	2.27%
Restricted securities	7,198	96	5.35%	6,779	89	5.27%
Tax exempt (2)	38,794	385	3.99%	29,521	294	3.99%
Total securities	267,739	1,666	2.50%	272,934	1,721	2.53%
Interest bearing deposits in other banks	6,886	4	0.23%	5,097	4	0.31%
Federal funds sold	188	-	0.00%	121	-	0.00%
Loans, net of unearned income (3)	819,061	10,382	5.08%	685,491	8,562	5.01%
Total earning assets	1,093,874	12,052	4.42%	963,643	10,287	4.28%
Less allowance for loan losses	(12,524)			(14,898)
Total non-earning assets	113,370			98,403
Total assets	$ 1,194,720			$ 1,047,148

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 289,473	$ 269	0.37%	$ 259,279	$ 233	0.36%
Savings	92,733	31	0.13%	89,334	30	0.13%
Money market savings	163,105	190	0.47%	113,929	116	0.41%
Time deposits	233,699	444	0.76%	223,621	599	1.07%
Total interest-bearing deposits	779,010	934	0.48%	686,163	978	0.57%
Federal funds purchased and repurchase
agreements	8,275	13	0.63%	3,274	5	0.61%
Short-term borrowings	72,526	37	0.20%	68,547	36	0.21%
Junior subordinated debt	10,310	81	3.15%	10,310	88	3.42%
Senior subordinated debt	15,034	264	7.04%	-	-	0.00%
Total interest-bearing liabilities	885,155	1,329	0.60%	768,294	1,107	0.58%
Noninterest-bearing liabilities
Demand deposits	171,957			134,605
Other liabilities	6,947			4,801
Total liabilities	1,064,059			907,700
Shareholders' equity	130,661			139,448
Total liabilities and shareholders' equity	$ 1,194,720			$ 1,047,148

Net interest income (2)		$ 10,723			$ 9,180

Interest rate spread (2)(4)			3.82%			3.70%
Interest expense as a percent of
average earning assets			0.49%			0.46%
Net interest margin (2)(5)			3.93%			3.82%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$117 adjustment for 2015 and a $90 adjustment in 2014.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

(dollars in thousands)
	Six Months Ended June 30,
		2015			2014
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 217,733	$ 2,387	2.21%	$ 238,849	$ 2,845	2.40%
Restricted securities	7,490	204	5.49%	7,006	191	5.50%
Tax exempt (2)	38,504	760	3.98%	29,893	600	4.05%
Total securities	263,727	3,351	2.56%	275,748	3,636	2.66%
Interest bearing deposits in other banks	6,926	8	0.23%	6,288	8	0.26%
Federal funds sold	232	-	0.00%	132	-	0.00%
Loans, net of unearned income (3)	818,059	20,573	5.07%	681,821	17,112	5.06%
Total earning assets	1,088,944	23,932	4.43%	963,989	20,756	4.34%
Less allowance for loan losses	(12,714)			(14,842)
Total non-earning assets	113,530			98,946
Total assets	$ 1,189,760			$ 1,048,093

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 285,428	$ 523	0.37%	$ 258,234	$ 461	0.36%
Savings	92,033	60	0.13%	89,757	60	0.13%
Money market savings	164,421	385	0.47%	116,494	241	0.42%
Time deposits	237,883	1,017	0.86%	224,734	1,203	1.08%
Total interest-bearing deposits	779,765	1,985	0.51%	689,219	1,965	0.57%
Federal funds purchased and repurchase
agreements	10,055	31	0.62%	3,329	10	0.61%
Short-term borrowings	77,453	79	0.21%	70,754	71	0.20%
Junior subordinated debt	10,310	161	3.15%	10,310	176	3.44%
Senior subordinated debt	7,558	264	7.04%	-	-	0.00%
Total interest-bearing liabilities	885,141	2,520	0.57%	773,612	2,222	0.58%
Noninterest-bearing liabilities
Demand deposits	166,823			132,074
Other liabilities	6,796			4,745
Total liabilities	1,058,760			910,431
Shareholders' equity	131,000			137,662
Total liabilities and shareholders' equity	$ 1,189,760			$ 1,048,093

Net interest income (2)		$ 21,412			$ 18,534

Interest rate spread (2)(4)			3.86%			3.76%
Interest expense as a percent of
average earning assets			0.47%			0.46%
Net interest margin (2)(5)			3.97%			3.88%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$232 adjustment for 2015 and a $183 adjustment in 2014.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

Interest Income and Expense

Net interest income and net interest margin

Net interest income in the second quarter of 2015 increased $1.5 million, or 16.7%, when compared to the second quarter of 2014. Net interest income for the six months ended June 30, 2015 increased $2.8 million, or 15.4%, as compared to the first half of 2014. The Company's net interest margin increased to 3.93% and 3.97% for the three and six months ended June 30, 2015, representing 11 and 9 basis point increases, respectively, over the Company's net interest margins for the three and six months ended June 30, 2014. The most significant factors impacting net interest income during these periods were as follows:

Positive Impacts:

  Average loan balances increased primarily due to the acquisition of VCB; and
  Average rates paid on total interest-bearing deposits decreased for the three and six months ended June 30, 2015. However, higher average interest-bearing deposit balances during the first half of 2015 over the comparable 2014 period, due to interest-bearing deposits added from the VCB acquisition, offset the favorable impacts of the lower rates paid on interest-bearing deposits and drove a slight increase in interest expense attributable to the Company's deposit portfolio.

Negative Impacts:

  Decreases in the average balances of and average rates earned on total investment securities for both the three and six months ended June 30, 2015; and
  Private placement of $20.0 million of senior subordinated debt resulting in increases to total average interest-bearing liabilities and related interest expense. The issuance of the senior subordinated debt was the primary driver of the 7 basis point decline in the Company's net interest margin from the first quarter of 2015 to the second quarter of 2015.

Total interest and dividend income

Total interest and dividend income increased 17.0% and 15.2% for the three and six months ended June 30, 2015, respectively, as compared to the same periods in 2014. The increase in total interest and dividend income during the three and six months ended June 30, 2015 was primarily driven by an increase in average loan balances and slight increases in average loan yields, and partially offset by a decrease in average investment securities balances and declines in investment securities yields.

Loans

Average loan balances increased for the three and six month periods ended June 30, 2015, as compared to the same periods in 2014, due primarily to the acquisition of VCB loans totaling $101.5 million as of November 14, 2014, net of fair value adjustments, the purchase of $11.3 million in performing one-to-four family residential mortgage loans and government guaranteed loans in June 2015, organic loan growth, the opening of a new loan production office in Chesterfield County, Virginia in the second quarter of 2014 and the origination of a line of credit to fund loan originations through Southern Trust Mortgage, LLC (balance of $12.3 million as of June 30, 2015) in the second quarter of 2014. Despite a 3% increase in loans during the current period, loan growth came in lower than our expectations. Loan growth in our rural markets, primarily on the consumer side, remains weak while competition for commercial loans, especially in the Richmond and Tidewater markets, has been and we expect will continue to be intense given the historically low rate environment. The Company's average loan balances increased $133.6 million for the three months ended June 30, 2015 and increased $136.2 million for the six months ended June 30, 2015, as compared to average loan balances for the same periods in 2014. Total average loans were 74.9% of total average interest-earning assets for the three months ended June 30, 2015, compared to 71.1% for the three months ended June 30, 2014. Total average loans were 75.1% of total average interest-earning assets for the six months ended June 30, 2015, compared to 70.7% for the six months ended June 30, 3014.

Investment securities

Average investment securities balances declined 1.9% and 4.4% for the three and six month periods ended June 30, 2015, respectively, as compared to the same periods in 2014. These declines were the result of the Company moving towards its long term target of the investment securities portfolio comprising 20% of the Company's total assets, the lack of investment opportunities with acceptable risk-adjusted rates of return and liquidity needs to support our operations and strategic initiatives. The yields on investment securities decreased 3 and 10 basis points for the three and six months ended June 30, 2015, respectively, as compared to the same periods in 2014, driven by lower interest rates and sales/calls of higher yielding municipal securities since the first and second quarters of 2014.

Interest-bearing deposits

Average total interest-bearing deposit balances increased for the three and six month periods ended June 30, 2015, as compared to the same periods in 2014, primarily due to the acquisition of VCB's interest-bearing deposit liabilities, which totaled $85.6 million as of November 14, 2014.

Borrowings

Average total borrowings increased for the three and six month periods ended June 30, 2015, as compared to the same periods in 2014, primarily due to the issuance of $20.0 million in senior subordinated debt in April 2015, the assumption of $8.7 million in short-term FHLB advances as a result of the VCB acquisition and increased repurchase agreement balances related to a significant customer deposit relationship.

Noninterest Income

The following tables depict the components of noninterest income for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,
(dollars in thousands)	2015	2014	Change $	Change %
Service charges and fees on deposit accounts	$ 673	$ 837	$ (164)	-19.6%
Debit/credit card fees	442	378	64	16.9%
Gain on sale of available for sale securities, net	26	109	(83)	-76.1%
(Loss) on sale of bank premises and equipment	(30)	-	(30)	-100.0%
Other operating income	421	315	106	33.7%
Total noninterest income	$ 1,532	$ 1,639	$ (107)	-6.5%

	Six Months Ended June 30,
(dollars in thousands)	2015	2014	Change $	Change %
Service charges and fees on deposit accounts	$ 1,336	$ 1,659	$ (323)	-19.5%
Debit/credit card fees	805	687	118	17.2%
Gain on sale of available for sale securities, net	51	489	(438)	-89.6%
(Loss) gain on sale of bank premises and equipment	(27)	5	(32)	-640.0%
Other operating income	886	691	195	28.2%
Total noninterest income	$ 3,051	$ 3,531	$ (480)	-13.6%

Key changes in the components of noninterest income for both the three and six months ended June 30, 2015, as compared to the same periods in 2014, are discussed below:

  Service charges and fees on deposit accounts declined due to decreases in service charge and overdraft fees on checking accounts;
  Debit/credit card fees increased primarily due to an increase in debit card fees driven by the acquisition of VCB and a higher utilization rate of debit cards by our customer base;
  Gain on sale of available for sale securities, net decreased for the second quarter of 2015 compared to the same period of 2014 primarily as a result of the Company adjusting the composition of the investment securities portfolio as part of the Company's overall asset/liability management strategy. Additionally, gains decreased during the first six months of 2015 primarily due to the sale of a portion of its previously impaired agency preferred securities (FNMA & FHLMC) during the first quarter of 2014, and because the Company did not generate comparable gains during 2015;
  (Loss) gain on sale of bank premises and equipment was primarily due to the sale of our former Heathsville branch building as operations were relocated to a new facility, with no similar losses occurring during 2014; and
  Other operating income increased primarily due to higher earnings from the Bank's subsidiaries, its investment in Bankers Insurance, LLC and bank owned life insurance policies, partially offset by higher losses from the Bank's investments in Housing Equity Funds. Additionally, other operating income includes earnings from the Bank's investments in Southern Trust Mortgage, LLC (acquired 4.9% ownership on May 15, 2014) and Bankers Title, LLC (acquired 6.0% ownership on October 1, 2014).

Noninterest Expense

The following tables depict the components of noninterest expense for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,
(dollars in thousands)	2015	2014	Change $	Change %
Salaries and employee benefits	$ 5,523	$ 4,748	$ 775	16.3%
Occupancy and equipment expenses	1,392	1,267	125	9.9%
FDIC expense	254	305	(51)	-16.7%
Collection, repossession and other real estate owned	126	89	37	41.6%
(Gain) loss on sale of other real estate owned	(6)	28	(34)	-121.4%
Impairment losses on other real estate owned	-	6	(6)	-100.0%
Other operating expenses	2,910	2,076	834	40.2%
Total noninterest expenses	$ 10,199	$ 8,519	$ 1,680	19.7%

	Six Months Ended June 30,
(dollars in thousands)	2015	2014	Change $	Change %
Salaries and employee benefits	$ 11,113	$ 9,334	$ 1,779	19.1%
Occupancy and equipment expenses	2,913	2,586	327	12.6%
FDIC expense	426	637	(211)	-33.1%
Collection, repossession and other real estate owned	215	156	59	37.8%
Loss on sale of other real estate owned	26	15	11	73.3%
Impairment losses on other real estate owned	5	11	(6)	-54.5%
Other operating expenses	5,468	3,958	1,510	38.2%
Total noninterest expenses	$ 20,166	$ 16,697	$ 3,469	20.8%

Key changes in the components of noninterest expense for both the three and six months ended June 30, 2015, as compared to the same periods in 2014, are discussed below:

  Salaries and employee benefits increased due to annual merit salary increases, increased restricted stock compensation expense, increased bonuses, commissions and other incentive compensation and valuation adjustments related to pension plan liabilities, partially offset by an increase in deferred compensation on loan originations and reduced expense related to paid time off accrual adjustments for the six month period. Additionally, the Bank incurred higher personnel costs associated with increased staff levels and support positions due to the addition of three branches through the acquisition of VCB;
  Occupancy and equipment expenses increased primarily due to depreciation expense associated with certain acquired VCB assets and increased rent, building repairs and maintenance and real estate tax expenses related to the acquired VCB branch locations;
  FDIC expense decreased due to lower base insurance assessment rates resulting from the improvement in the Bank's overall composite rating in connection with the termination of the MOU in March 2014;
  Collection, repossession and other real estate owned expenses increased due to increases in carrying balances of and costs associated with other real estate owned and classified assets; and
  Other operating expenses increased primarily due to elevated costs associated with outsourcing of the Bank's core information technology processing, consultant fees and marketing and advertising expenses. Consultant fees increased due to the Company's engagement of an independent consultant to conduct a comprehensive assessment of its operations. Marketing and advertising expenses were higher due to the timing of campaigns and costs associated with the acquisition of VCB. Other operating expenses also increased due to higher franchise taxes, education and training, dues and subscriptions, legal expenses and core deposit intangible amortization expense.

Balance Sheet and Asset Quality

Balance Sheet

Key balance sheet components as of June 30, 2015 and December 31, 2014 are as follows:

	June 30,	December 31,
(dollars in thousands)	2015	2014	Change $	Change %
Total assets	$ 1,219,191	$ 1,181,972	$ 37,219	3.1%
Securities available for sale, at fair value	227,932	214,011	13,921	6.5%
Securities held to maturity, at carrying value	30,671	32,163	(1,492)	-4.6%
Total loans	840,710	820,569	20,141	2.5%
Total deposits	957,222	939,254	17,968	1.9%
Total borrowings	132,544	102,013	30,531	29.9%
Total shareholders' equity	121,909	134,274	(12,365)	-9.2%

Key balance sheet components as of June 30, 2015 and 2014 are as follows:

	June 30,	June 30,
(dollars in thousands)	2015	2014	Change $	Change %
Total assets	$ 1,219,191	$ 1,056,083	$ 163,108	15.4%
Securities available for sale, at fair value	227,932	227,632	300	0.1%
Securities held to maturity, at carrying value	30,671	34,077	(3,406)	-10.0%
Total loans	840,710	697,993	142,717	20.4%
Total deposits	957,222	821,526	135,696	16.5%
Total borrowings	132,544	90,552	41,992	46.4%
Total shareholders' equity	121,909	140,760	(18,851)	-13.4%

Asset Quality

The asset quality measures depicted below continue to reflect the Company's efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for potential future loan losses.

The following table depicts the net charge-off activity for the three and six months ended June 30, 2015 and 2014.

	Three months ended		Six months ended
	June 30,		June 30,
(dollars in thousands)	2015	2014	2015	2014
Net charge-offs	$ 371	$ 288	$ 734	$ 399
Net charge-offs to average loans	0.18%	0.17%	0.18%	0.12%

The following table depicts the level of the allowance for loan losses as of the dates presented.

	June 30,	December 31,	June 30,
(dollars in thousands)	2015	2014	2014
Allowance for loan losses	$ 12,287	$ 13,021	$ 14,618
Allowance for loan losses to period end loans	1.46%	1.59%	2.09%
Allowance for loan losses to nonaccrual loans	169.17%	196.63%	149.61%
Allowance for loan losses to nonperforming loans	163.77%	195.07%	149.61%

The following table depicts the level of nonperforming assets as of the dates presented.

	June 30,	December 31,	June 30,
(dollars in thousands)	2015	2014	2014
Nonaccrual loans	$ 7,263	$ 6,622	$ 9,770
Loans past due 90 days and accruing interest	240	53	-
Total nonperforming loans	$ 7,503	$ 6,675	$ 9,770
Other real estate owned ("OREO")	1,344	1,838	601
Total nonperforming assets	$ 8,847	$ 8,513	$ 10,371

Nonperforming assets to total loans and OREO	1.05%	1.04%	1.48%

The following tables present the change in the balances of OREO and nonaccrual loans for the six months ended June 30, 2015.

OREO:		Nonaccrual Loans:

(dollars in thousands)		(dollars in thousands)
Balance at December 31, 2014	$ 1,838	Balance at December 31, 2014	$ 6,622
Transfers from loans	1,084	Loans returned to accrual status	(2,459)
Capitalized costs	1	Net principal curtailments	(1,309)
Sales proceeds	(1,548)	Charge-offs	(676)
Impairment losses on valuation adjustments	(5)	Loan collateral moved to OREO	(1,084)
Loss on disposition	(26)	Loans placed on nonaccrual during period	6,169
Balance at June 30, 2015	$ 1,344	Balance at June 30, 2015	$ 7,263

In general, the modification or restructuring of a loan constitutes a troubled debt restructuring ("TDR") when we grant a concession to a borrower experiencing financial difficulty. The following table depicts the balances of TDRs as of the dates presented.

	June 30,	December 31,	June 30,
(dollars in thousands)	2015	2014	2014
Performing TDRs	$ 14,843	$ 15,223	$ 16,383
Nonperforming TDRs*	2,252	3,438	3,963
Total TDRs	$ 17,095	$ 18,661	$ 20,346

* Included in nonaccrual loans.

Forward Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the Securities and Exchange Commission (the "SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, income or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance or disposition of portions of the Company's asset portfolio, future changes to the Bank's branch network and the payment of dividends; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the effect of future sales of investment securities or foreclosed properties; (vi) statements regarding the Company's liquidity; (vii) statements of management's expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company's markets; (viii) statements regarding future asset quality, including expected levels of charge-offs; (ix) statements regarding potential changes to laws, regulations or administrative guidance; (x) statements regarding strategic initiatives of the Company or the Bank and the results of these initiatives; and (xi) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  factors that adversely affect the Company's and the Bank's strategic and business initiatives, including, without limitation, changes in the economic or business conditions in the Company's markets;
  the Company's ability and efforts to assess, manage and improve its asset quality;
  the strength of the economy in the Company's target market area, as well as general economic, market, political, or business factors;
  changes in the quality or composition of the Company's loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers;
  concentrations in segments of the loan portfolio or declines in real estate values in the Company's markets;
  the effects of the Company's adjustments to the composition of its investment portfolio;
  the strength of the Company's counterparties;
  an insufficient allowance for loan losses;
  the Company's ability to meet the capital requirements of its regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies, the implementation of the Basel III capital framework and for calculating risk-weighted assets;
  changes in the interest rates affecting the Company's deposits and loans;
  the loss of any of the Company's key employees;
  failure, interruption or breach of any of the Company's communication or information systems, including those provided by external vendors;
  the Company's potential growth, including its entrance or expansion into new markets, the opportunities that may be presented to and pursued by it and the need for sufficient capital to support that growth;
  future mergers or acquisitions, if any;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  the Company's ability to maintain internal control over financial reporting;
  the Company's ability to realize its deferred tax assets, including in the event the Company experiences an ownership change as defined by section 382 of the code;
  the Company's ability to raise capital as needed by its business;
  the Company's reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, and federal funds lines of credit from correspondent banks to meet its liquidity needs; and
  other circumstances, many of which are beyond the Company's control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the SEC.

Selected Financial Information
(dollars in thousands, except per share data)	Three months ended June 30,		Six months ended June 30,
Statements of Income	2015	2014	2015	2014
Interest and dividend income	$ 11,935	$ 10,197	$ 23,700	$ 20,573
Interest expense	1,329	1,107	2,520	2,222
Net interest income	10,606	9,090	21,180	18,351
Provision for loan losses	-	-	-	250
Net interest income after provision for loan losses	10,606	9,090	21,180	18,101

Service charges and fees on deposit accounts	673	837	1,336	1,659
Other operating income	421	315	886	691
Debit/credit card fees	442	378	805	687
Gain on sale of available for sale securities, net	26	109	51	489
(Loss) gain on sale of bank premises and equipment	(30)	-	(27)	5
Noninterest income	1,532	1,639	3,051	3,531

Salaries and employee benefits	5,523	4,748	11,113	9,334
Occupancy and equipment expenses	1,392	1,267	2,913	2,586
FDIC expense	254	305	426	637
Collection, repossession and other real estate owned	126	89	215	156
(Gain) loss on sale of other real estate owned	(6)	28	26	15
Impairment losses on other real estate owned	-	6	5	11
Other operating expenses	2,910	2,076	5,468	3,958
Noninterest expenses	10,199	8,519	20,166	16,697

Income before income taxes	1,939	2,210	4,065	4,935
Income tax expense	432	555	949	1,284
Net income	$ 1,507	$ 1,655	$ 3,116	$ 3,651
Less: Effective dividend on preferred stock	166	541	386	1,059
Net income available to common shareholders	$ 1,341	$ 1,114	$ 2,730	$ 2,592
Net income per common share: basic	$ 0.10	$ 0.10	$ 0.21	$ 0.22
diluted	$ 0.07	$ 0.06	$ 0.15	$ 0.15
Selected Ratios
Return on average assets (annualized)	0.45%	0.43%	0.46%	0.50%
Return on average common shareholders' equity (annualized)	5.29%	4.76%	5.46%	5.68%
Net interest margin (tax equivalent basis)	3.93%	3.82%	3.97%	3.88%
Period End Balances
Investment securities	$ 266,721	$ 268,939	$ 266,721	$ 268,939
Loans, net of unearned income	840,710	697,993	840,710	697,993
Total assets	1,219,191	1,056,083	1,219,191	1,056,083
Total deposits	957,222	821,526	957,222	821,526
Total borrowings	132,544	90,552	132,544	90,552
Total shareholders' equity	121,909	140,760	121,909	140,760
Book value per common share	7.79	8.07	7.79	8.07
Average Balances
Investment securities	$ 267,739	$ 272,934	$ 263,727	$ 275,748
Loans, net of unearned income	819,061	685,491	818,059	681,821
Total earning assets	1,093,874	963,643	1,088,944	963,989
Total assets	1,194,720	1,047,148	1,189,760	1,048,093
Total deposits	950,967	820,768	946,588	821,293
Total borrowings	106,145	82,131	105,376	84,393
Total shareholders' equity	130,661	139,448	131,000	137,662
Asset Quality at Period End
Allowance for loan losses	$ 12,287	$ 14,618	$ 12,287	$ 14,618
Nonperforming assets	8,847	10,371	8,847	10,371
Net charge-offs	371	288	734	399
Net charge-offs to average loans	0.18%	0.17%	0.18%	0.12%
Allowance for loan losses to period end loans	1.46%	2.09%	1.46%	2.09%
Allowance for loan losses to nonaccrual loans	169.17%	149.61%	169.17%	149.61%
Allowance for loan losses to nonperforming loans	163.77%	149.61%	163.77%	149.61%
Nonperforming assets to total assets	0.73%	0.98%	0.73%	0.98%
Nonperforming assets to total loans and other real estate owned	1.05%	1.48%	1.05%	1.48%
Other Information
Number of shares outstanding - period end	13,023,550	11,862,367	13,023,550	11,862,367
Average shares outstanding - basic	13,023,550	11,862,367	13,004,595	11,862,367
Average shares outstanding - diluted	18,263,742	17,102,559	18,244,787	17,102,559

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047